Exhibit 10.1

                             PRODUCT SALES AGREEMENT
                             -----------------------

     This Product Sales Agreement ("Agreement") is made and entered into this 9th day of December, 2003, ?ay and between Penn Octane Corporation, a Delaware corporation ("Penn Octane"), and Koch Hydrocarbon, LP, a Delaware limited partnership ("KHLP").

     WHEREAS, KHLP purchases from its affiliate the entire Propane production from the Flint Hills Resources, LP Refinery; and

     WHEREAS, Penn Octane desires to purchase from KHLP all of the Propane KHLP purchases from its affiliate from the Flint Hills Resources, LP Refinery; and

     WHEREAS, KHLP and Penn Octane desire to enter into an agreement for the sale of such Propane on the terms and conditions set forth below.

     NOW THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, KHLP and Penn Octane agree as follows:

     1.  DEFINITIONS.  For purposes of this Agreement, the following definitions
         ------------
shall  apply:

     (a)  "Barrel"  shall  mean  forty-two  (42)  U.S.  Gallons.

     (b) "Gulf Terra Delivery Point" shall mean the interconnection at the Flint Hills Resources, LP Refinery between Gulf Terra's Corpus Christi pipeline and the pipeline owned by KHLP's affiliate.

     (c)  "Contract  Year"  shall  mean  such  periods  specified  in  Section 3
          ("Term").

     (d) "Delivery Point(s)" shall mean, as specified in Section 4 below, (i) the ExxonMobil Delivery Point, or (ii) the Gulf Terra Delivery Point,

     (e) "Delivery Point Meter(s)" shall mean the meters maintained for custody transfer purposes at or near the Delivery Point(s) specified above.

     (f) "ExxonMobil Delivery Point" shall mean the interconnection between the 12 inch ExxonMobil pipeline at the Viola valve station and the propane pipeline owned by KHLP's pipeline affiliate.

     (g) "Gallon" shall mean a U.S. Gallon of 231 cubic inches or 0.133681 cubic feet of liquid at sixty (60 ) degrees Fahrenheit and at the equilibrium vapor pressure of the liquid.

     (h) "Month" shall mean a period commencing at 12:01 a.m. CST on the first day of a calendar month and ending at 12:01 a.m. CST on the first day of the next succeeding calendar month.

     (i) "Party" or "Parties" shall mean KHLP and/or Penn Octane individually or collectively as the context requires.

     (j)  "Propane"  shall  mean  the  GPA  specifications  for  HD5  propane.

     (k) "Flint Hills Resources, LP Refinery" shall mean both the east and west facilities of the refinery owned by Flint Hills Resources, LP located near Corpus Christi, Texas.

     2.  (a) COMMITMENT.  Subject  to the provisions herein, KHLP shall sell and
             -----------
deliver, and Penn Octane shall purchase and receive, a volume of Propane equal to the Propane purchased by KHLP from its affiliate produced from the west facility of the Flint Hills Resources, LP Refinery. The estimated amount of such Propane is 5000 Barrels per day. Notwithstanding the foregoing, the maximum average monthly volume delivered from the west facility shall not exceed 5,500 Barrels per day unless otherwise agreed by the Parties. In the event Flint Hills Resources should, in its sole discretion, decide to move Propane from its east facility to its west facility, such volume (estimated to be 500 - 1000 Barrels per day) not to exceed 1000 Barrels per day shall be purchased and received in addition to the west facilities volumes by Penn Octane hereunder. The Parties understand and expressly agree that KHLP is under an obligation to sell or deliver the daily production of HD5 propane produced at the Flint Hills Resources, LP Refinery to Penn Octane pursuant to this Agreement however, KHLP is under no obligation to cause its affiliate to operate the Flint Hills Resources, LP Refinery or otherwise produce Propane.

          (b) PLANNED MAINTENANCE. Each party or its affiliates may periodically
              -------------------
require the partial, or full shutdown, of certain of their facilities for the purpose of planned maintenance and which requirements may materially affect the parties respective abilities to purchase and/or deliver the product commitment specified in article 2.0 (a) above during such periods. In recognition of these maintenance needs, each party shall have the right to declare to the other party such periods of maintenance as they arise, and be relieved of part, or all of, the obligations, to purchase or deliver during such periods. Such maintenance periods shall not exceed 30 days in the aggregate in any contractual year. The parties will make reasonable efforts to give advance notice to the other party of the planned initiation and expected extend of such periods. In addition the parties will use reasonable efforts to minimize the length and frequency of such periods and to maintain as much of the commitment as practical.

     3.  TERM.  This  Agreement shall be effective, regardless of when executed,
         ----
as of December 1, 2003 and shall continue until October 30, 2006 ("Primary Term") and thereafter from year-to-year unless and until (i) either Party terminates the Agreement by providing written notice to the other at least ninety (90) days prior to the expiration of the Primary Term or any anniversary of the expiration of the Primary Term or (ii) this Agreement is terminated pursuant to Section 5 (b).

     4.  DELIVERY  POINTS.  KHLP shall deliver the Propane sold hereunder to the
         ----------------
ExxonMobil Delivery Point. If the ExxonMobil Delivery Point is unable or unwilling to accept all or a portion of the Propane for any reason, KHLP shall deliver the Propane not accepted to the Gulf Terra Delivery Point. KHLP shall use reasonable efforts to make deliveries to the Exxon Delivery Point, prior to initiating deliveries to Gulf Terra.

     5.  (a)  PRICE.  Subject  to  the  following,  for  each  Gallon of Propane
              -----
delivered hereunder, Penn Octane shall pay KHLP an amount equal to the following ("Sale Price"):

     PERIOD                                                PRICE
     ------                                                -----

     (i)     December 1, 2003 through March 31, 2004       Mt. Belvieu OPIS Average (non-TET)
                                                           plus 1/4 c /gal

     (ii)    April 1, 2004 through September 30, 2004      Mt. Belvieu OPIS Average (non-TET)

     (iii)   October 1, 2004 through September 30, 2005    Mt. Belvieu OPIS Average (non-TET)
                                                           minus 1/2 c /gal

     (iv)    October 1, 2005 through September 30, 2006    Mt. Belvieu OPIS Average (non-TET)
                                                           minus 1/2 c /gal

          (b)  PRICE  REOPENER.  Either  party  shall have the right to open the
               ---------------
pricing provisions of the contract for the period October 1, 2005 through September 30, 2006 by giving the other party at least 90 days prior written notice. The parties shall negotiate in good faith for the 90 days proceeding October 1, 2005 to come to a mutually agreeable price. If after opening the pricing provisions of the contract, no Agreement can be reached by October 1, 2005, then this Agreement shall expire.

     6.  TITLE:  RISK  OF  LOSS.  Title to and risk of loss of the Propane shall
         ----------------------
pass from KHLP to Penn Octane as the Propane passes the flange connections between the delivery and receiving pipeline at the Delivery Point(s). Penn Octane shall own and have control, custody, and possession of the Propane, shall bear all costs and risks of transporting same, and shall be responsible for any damage, loss or injury caused thereby after KHLP delivers the Propane at the Delivery Point(s). Penn Octane shall have the right to inspect the Propane immediately after delivery. Penn Octane's failure to give written notice to KHLP of any claim, including off-spec Propane within fifteen (15) days from date of delivery shall constitute an unqualified acceptance of such Propane and a waiver by Penn Octane of all claims with respect thereto.

     7.  MEASUREMENT.  The  quantities of Propane delivered to Penn Octane shall
         -----------
be determined by the Delivery Point Meter(s). All quantities shall he corrected to standard conditions of sixty (60 ) degrees Fahrenheit and equilibrium vapor pressure in accordance with the API Manual of Petroleum Measurement Standards,

     8.  WARRANTIES.  KHLP  warrants  that:  (a)  at  the  time  the  Propane is
         ----------
delivered to the Delivery Point(s), the Propane will meet the specifications required herein; and (b) KHLP has good title to the Propane at delivery hereunder. KHLP EXTENDS NO IMPLIED WARRANTY OF MERCHANTABILITY, WHOLESOMENESS, OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITATION OF THE FOREGOING SENTENCE, ALL OTHER WARRANTIES OF KHLP, EXPRESSED OR IMPLIED, ARE EXCLUDED.

     9.  UPFRONT  LETTER  OF  CREDIT.  Each  Month,  Penn  Octane  shall deliver
         ---------------------------
eligible collateral in an amount equal to the Expected Aggregate Exposure calculated by KHLP, at least three business days prior to the first calendar day of the Month. Eligible collateral shall mean US dollars or an irrevocable standby letter of credit, issued in a format and by a bank acceptable to KHLP in its sole discretion. All banking charges, fees and expenses shall be borne by Penn Octane. Expected Aggregate Exposure as of any calculation date shall mean an amount equal to the sum of the actual volume delivered each day of the Month in question multiplied by the Sale Price, estimated by KHLP, plus the sum of the expected daily volumes yet to be delivered in the same Month multiplied by the Sale Price, estimated by KHLP. The Expected Aggregate Exposure calculated prior to the first day of the Month in order to determine the upfront collateral requirement will, by definition, not include any actual volumes delivered, in which case, KHLP will estimate the expected daily volume for the entire month as well as the expected Sales Price for the Month. KHLP may on any business day recalculate the Expected Aggregate Exposure for the entire month, and require additional collateral from Penn Octane. If at any time Penn Octane's Expected Aggregate Exposure exceeds eighty percent (80%) of the Eligible Collateral, KHLP may require additional Eligible Collateral until the Expected Aggregate Exposure is less than eighty percent (80%) of the eligible collateral, Penn Octane shall deliver additional Eligible Collateral to KHLP within two business day of request from KHLP to the following address:

          Koch  Hydrocarbon,  LP
          4111  East  37th  Street,  North
          Wichita.  KS  67220  USA
          Phone:  (316)  828-6907
          Fax:  (316)  828-4967
          Telex:  417376
          Attn:  Kevin  Shelton

     10.  PAYMENT  Penn  Octane  shall  remit  all sums due KHLP pursuant to any
          -------
invoice within ten (10) business days after the date of the invoice. Should Penn Octane fail to pay all or any part of any invoice when due, interest on the outstanding balance shall accrue from the date due until the date payment is received by KHLP at the lesser of (i) the Chase Manhattan prime lending rate, plus two percent (2%) per annum, or (ii) the maximum interest rate allowed by law. Any invoice shall be final as to the Parties unless questioned in writing within 2 years after payment has been made thereon. If Penn Octane fails to pay all or any part of any invoice, it shall not be in breach of this provision until five (5) days after receiving notice from KHLP of such non-payment.



     11.  Default
A. Notwithstanding any other provision herein, the following shall each constitute an event of default: a party or if the obligations of a party are guaranteed by another party whether under this agreement or otherwise, the guarantor of such party (each or either a "Non-Performing Party" shall (I) default in the payment or performance of any material obligation to the other party (the "Performing Party") under this or any other contract, and such default shall continue for three Business Days after Notice of such Default to the Non-Performing Party; (II) file a petition or otherwise commence or authorize the commencement of a proceeding or case under any bankruptcy, reorganization, or similar law for the protection of creditors or have any such petition filed or proceeding commenced against it; (III) otherwise become bankrupt or insolvent (however evidenced); (IV) be unable to pay its debts as the fall due by acceleration or otherwise; (V) merge or become consolidated with any other entity or transfer, by any means, all or substantially all of its assets to another entity and the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of the Non-Performing Party immediately prior to such action as reasonably determined by the Performing Party; (VI) fails to give adequate security for, or assurance or, its ability to perform its obligations hereunder or under any other contract within two business days or a reasonable request therefor from the Performing Party; or (VII) disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of the Guaranty issued by the Guarantor.

B. Upon the occurrence of an event of default described above, and for so long as such event of default is continuing, the Performing Party shall, in addition to all other rights and remedies available to the Performing Party, have the right to immediately terminate this transaction (and in the case of any event of default described in subsections (A)(II) through
     (A)(VII) above, any other transaction, contract or obligation between the Non-Performing Party and the Performing Party and the affiliates of the Performing Party by notice in writing to the Non-Performing Party.

C. The Non-Performing Party shall indemnify and hold the Performing Party harmless from all losses damages costs and expenses including reasonable attorneys fees (collectively "Losses"), incurred in connection with an event of default, termination, or exercise of any remedies hereunder. The Performing Party shall in a commercially reasonable manner calculate its losses, if any, resulting from such default, termination or exercise of remedies.

D. Without limitation, the Performing Party may net and set off amounts which the Performing Party or any of its affiliates owe to the Non-Performing Party against any amounts which the Non-Performing Party owes to the Performing Party or any of its affiliates (whether hereunder, under a forward contract or any other contract and whether or not then due). The Performing Party shall notify the Non-Performing Party of the net amount owed to the Performing Party and its affiliates, and the Non-Performing Party shall pay such amount to the Performing Party in full within five business days of such notice being given, which amount shall bear interest at the prime rate as listed in the Wall Street Journal, plus two percentage points from the date of termination.

E. This section shall be without prejudice and in addition to any right of termination, setoff, combination of accounts, lien, or other right to which the Performing Party is at any time otherwise entitled (whether by operation of law, contract, or otherwise).

F. Notwithstanding any provision herein to the contrary, the Performing Party shall not be required to pay to the Non-Performing Party any amount due under this contract until the Performing Party receives confirmation satisfactory to it, in its reasonable discretion, that all obligations of any kind whatsoever of the Non-Performing Party to make any payments to the Performing Party or any of the affiliates of the Performing Party under this or any other contract have been or will be fully and finally performed; nor shall the Performing Party be required to compensate the Non-Performing Party for any losses incurred by the Non-Performing Party in connection with a default or termination hereunder.

G. The parties agree that this contract constitutes a "Forward Contract" and that each party is a "Forward Contract Merchant" for purposes of Section 556 of the U.S. Bankruptcy Code.

H. The Performing Party's rights under this provision shall be in addition to, and not in limitation or exclusion of, any other rights which the Performing Party may have (whether by agreement, operation of law or otherwise), including any right and remedies under the Uniform Commercial Code.

     12.  TAXES. Penn Octane shall be responsible for all other taxes imposed or
          -----
levied by a governmental agency upon or after the delivery of Propane at the Delivery Point(s). If KHLP pays or remits a tax which is Penn Octane's responsibility, Penn Octane shall reimburse KHLP for such taxes within 10 days after the date of KHLP's invoice. If Penn Octane is exempt from paying a tax, it shall provide KHLP with a certificate evidencing the exemption,

     13.  FORCE  MAJEURE. Notwithstanding any other provision in this Agreement,
          --------------
no failure to carry out or observe any of the provisions of this Agreement, except the obligation to pay money when due, shall give rise to any claim against either Party or be deemed a breach of this Agreement if such failure or omission arises from an event of Force Majeure. "Force Majeure" shall mean any cause or causes reasonably beyond the control of either Party or which either Party is unable to prevent or overcome by the exercise of reasonable diligence. Without limiting the generality of the foregoing, the following shall be deemed to be events of Force Majeure: (a) acts of God or the public enemy, fire, explosion, storms, flood, war, riot, sabotage, accident, embargo; or (b) interruption of or delay in transportation, lack of capacity on pipelines, inadequacy, shortage or failure of a Party's normal source of supply of product, breakdowns, labor trouble from whatever cause arising and whether or not the demands of the employees involved are reasonable and within said party's power to concede; or (c) compliance with any order, action, direction or request of any governmental officer, department, agency, authority or committee thereof, including any direction or order restricting or limiting the selling price of the Propane which renders it impossible for KHLP, in its sole discretion, to make a reasonable profit on such sale.

In the event either Party hereto is rendered unable, by reason of Force Majeure, to carry out in whole or in part its obligations under this Agreement, other than the obligation to make payments due hereunder, that Party shall give notice of the Force Majeure event in writing or by facsimile to the other Party as soon as possible after the occurrence of the event. The obligations of the notifying Party shall, insofar as they are affected by such Force Majeure, be suspended during the continuance of any inability so caused, but for no longer period, and Such cause shall, as far as possible, be remedied with all reasonable dispatch; provided, however, that the settlement of strikes, lockouts and labor difficulties shall be solely within the discretion of the Party claiming Force Majeure.

     14.  INDEMNITY.  Penn  Octane  shall  indemnify  and  hold  KHLP  and  its
          ---------
affiliates harmless from any claim, demand, lawsuit, cause of action, strict liability claim, penalty, fine, or administrative law action or order, and from expenses (including but not limited to attorneys' fees) and costs of every kind and character on account of personal injuries, death, damage to property, or damage to the environment and arising out of or related to Perm Octane's, or Perm Octane's employees', agents', contractors', or carriers' transportation, use, handling, re-sale, misuse, or disposal of the Propane purchased hereunder, or arising out of or in any way incident to the use or misuse of pipeline facilities in which the Propane is transported or stored subsequent to the passage of title to the Propane from KHLP to Penn Octane hereunder. Perm Octane's duty to indemnify and hold harmless hereunder shall survive termination of this Agreement or the cessation of business transactions between Penn Octane and KHLP.

     15.  UNSAFE  CONDITIONS.  KHLP reserves the right, in it's sole discretion,
          ------------------
to reject any pipelines presented for transportation which would present an unsafe or potentially unsafe situation. In addition, KHLP reserves the right, in its sole discretion, to refuse to deliver any product under any conditions it deems unsafe, which is caused by, including but not limited to, personnel, equipment, procedures, and/or weather conditions.

     16.  LIMITATION OF REMEDIES.  KHLP's liability, and Penn Octane's exclusive
          ----------------------
remedy, for any cause of action (whether in contract, warranty, guarantee, failure of essential purpose, tort, violation of law, strict liability or otherwise) arising out of or related to this Agreement is expressly limited, at KHLP's option, to: (a) replacement of nonconforming product; or (b) payment of the Sale Price allocable to the Propane determined to be nonconforming. IN NO EVENT SHALL KHLP'S CUMULATIVE LIABILITY HEREUNDER BE IN EXCESS OF THE TOTAL
SALES PRICE AT THE DELIVERY POINT OF THE PROPANE GIVING RISE TO THE CAUSE OF ACTION. WITHOUT LIMITATION OF ANY OTHER PROVISION HEREIN, KHLP SHALL NOT BE OBLIGATED FOR LOST PROFITS OR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES. PENN OCTANE REPRESENTS AND AGREES THAT THE RETURN OF THE FULL SALES PRICE BY KHLP AS ABOVE SET FORTH SHALL PREVENT THE FOREGOING REMEDIES FROM FAILING OF THEIR ESSENTIAL PURPOSE, AND THAT SUCH REMEDIES ARE FAIR AND ADEQUATE.

     17.  ODORIZATION.  PENN  OCTANE  ACKNOWLEDGES  AND  AGREES  THAT  AT  PENN
          -----------
          OCTANE'S DIRECTION KHLP WILL NOT STENCH THE PROPANE SOLD HEREUNDER, AND THAT KHLP IS UNDER NO OBLIGATION, LEGAL OR OTHERWISE, TO DO SO. TO THE FULLEST EXTENT PERMITTED BY LAW, PENN OCTANE AGREES TO INDEMNIFY AND HOLD HARMLESS KHLP AND ITS AFFILIATES FROM AND AGAINST ANY CLAIM, ACTION. CAUSE OF ACTION OR ADMINISTRATIVE OR ENFORCEMENT ACTION OF ANY KIND, OR ANY CLAIMED LIABILITY, LOSS, DAMAGE OR EXPENSE, ARISING OUT OF, RELATED TO, OR CONNECTED WITH THE LACK OF STENCHING OF THE PROPANE. Penn Octane hereby certifies that stenching or odorization of the Propane will (1) be harmful to its use or farther processing; and
          (2) serves no useful purpose as a warning agent in such use or further processing. Penn Octane further represents and acknowledges that it is familiar with and knowledgeable of the legal requirements regarding odorization, and that Penn Octane will comply with all such requirements. Penn Octane grants to KHLP the right, in its reasonably exercised discretion, to conduct such inquiries, audits, and other activities as may be reasonably necessary to verify the accuracy of the foregoing certifications and representations.

     18.  WARNINGS.  Penn  Octane acknowledges receipt from KHLP of the Material
          --------
Safety Data Sheet for the Propane, and has reviewed and understands the warnings and information regarding the characteristics and hazards of handling or using the Propane contained therein and otherwise set forth in this Agreement The Parties acknowledge and agree that KHLP has no practical or effective method of warning Penn Octane's customers of the characteristics and hazards of the Propane, and that KHLP is under no obligation to provide any such warnings or other product information to any such downstream purchasers. Penn Octane warrants and represents that it is capable of communicating such warnings and information, and that Penn Octane will communicate such warnings and information to all persons Penn Octane reasonably anticipates handling, using or otherwise coming into contact with the Propane, including without limitation, warnings and information regarding the odorization of the Propane.

     19.  HAZARDOUS  MATERIALS.  If,  and  to the extent, Penn Octane transports
          --------------------
hazardous materials (as listed in the Tables of 49 C.F.R. 172.101 and 172.102 as amended from time to time) pursuant to this Agreement, Penn Octane hereby warrants that all hazardous materials shall be prepared for transportation in compliance with all applicable federal, state and local laws, rules and regulations regarding the handling and transportation of hazardous materials, Perm Octane shall indemnify and defend KHLP from all liability, of whatever nature, to which KHLP may become subject as a result of Penn Octane's failure to comply therewith.

     20.  LAY  AND  JURISDICTION.  This Agreement and its execution, performance
          ----------------------
or nonperformance, interpretation, construction, enforcement and any issue arising out of or in connection therewith shall be governed by the law, both procedural and substantive, of the State of Kansas, without regard to its principles of conflicts of law. The Parties agree that venue is to be Wichita, Kansas. This Agreement shall be subject to all applicable laws, rules, regulations and orders of any governmental agency or tribunal with jurisdiction over the Parties or the subject matter hereof. If any provision of this Agreement is held to be invalid, illegal or unenforceable, all other provisions shall remain valid, effective and fully enforceable.

     21.  NOTICES.  All  notices,  reports  and other communications required or
          -------
permitted hereunder shall be deemed properly given if in writing and sent by registered or certified mail, with all postage or charges My prepaid, or by facsimile to the other Party at the address(es) stated below.



       PENN OCTANE CORP.:                     KOCHHVDROCARBON, LP.:
       -----------------                      ---------------------
       Penn Octane Corporation                Attn: NGL Accounting
       Attn: VP Gas Liquids                   4111 E. 37th St. North
                                                 P.O. Box 2911
       820 Gessner Rd., Suite 1285            Wichita, Kansas 67201-2911
       Houston, TX 77024
       Fax No.: 713-467-8258                  Fax No.: (316) 828-7972

Notices of change of address of either Party shall be given in writing to the other in accordance with this section.

     22.  THIRD  PARTY BENEFICIARIES.  There are no third-party beneficiaries to
          --------------------------
this Agreement, and the provisions of this Agreement shall not impart rights enforceable by any person, firm or organization not a Party or not a permissible successor or assignee of a Party to this Agreement, and neither are the Parties an agent employee, trustee or fiduciary for the other party.


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     23.  JOINT ACTION.  This Agreement was prepared jointly by the Parties, and
          ------------
not  by  either  Party  to  the  exclusion  of  the  other,

     24.  ASSIGNMENT.  Neither  this  Agreement nor any interest herein shall be
          ----------
assigned by either Party without the prior written consent of the other Party; provided that consent to an assignment shall not be unreasonably withheld. Any assignment made in contravention of this section shall be void at the option of the other Party,

     25.  TITLES.  The  numbering  and  titling of particular provisions of this
          ------
Agreement are solely for convenience of reference and shall have no effect on the interpretation or construction of this Agreement.

     26.  COUNTERPARTS.  This Agreement may be executed in multiple counterparts
          ------------
and by different Parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which, taken together, shall constitute one agreement.

     27.  ENTIRE  AGREEMENT.  No  statements or agreements, oral or written, not
          -----------------
contained herein or in a future amendment, hereto executed by both Parties shall vary or modify the terms hereof. Neither Party shall claim any amendments; modifications or release from any provisions hereof unless the same is in writing signed by each of the Parties hereto and specifically states the same is an amendment to this Agreement.

     28.  WAIVER.  Notwithstanding  any  other  provision  of this Agreement, no
          ------
waiver by either Party of any breach or default in performance of any covenant herein by the other Party shall operate or be construed as a waiver of any other breach or default, whether of a like or different character, nor shall any failure to exercise any right hereunder be considered a waiver of such right in the future.




     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the 10th day of December, 2003


PENN OCTANE CORPORATION                 KOCH HYDROCARBON,, LP


By:  /s/ Charles Handly                 By:  /s/ Steve Tatum
   -----------------------------           ---------------------------
Printed Name:  Charles Handly           Printed Name:  Steve Tatum
Title:  Exec. Vice President            Title:  President - KHLP


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